Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ACE Limited on Form S-3 (File Nos. 333-118722, 333-78841, 333-60985 and 333-88482), S-4 (File No. 333-90927) and Form S-8 (File Nos. 333-116532, 33-86146, 333-1400, 333-1404, 333-46301, 333-72299, 333-82175, 333-93867, 333-72301, 333-61038, 333-86102 and 333-103701) of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 16, 2005